EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 11, 2004 (March 22, 2004 with respect to
Note 6) on our audits of the financial statements of Delcath Systems, Inc. (the "Company") as of December 31, 2003 and for each of the years in the two-year period ended December 31, 2003 and for the period from August 5, 1988 (inception) to December 31, 2003.




/s/ EISNER LLP
--------------------
Eisner LLP


New York, NY
October 20, 2004